                                                             Exhibit (d)(iii)



October 30, 2003


Randall W. Merk
President and Chief Executive Officer - Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Investments

Dear Mr. Merk:

As described in the registration statement of certain funds filed with the Securities and Exchange Commission, this letter will confirm our agreement to limit each fund's total operating expenses (excluding interest, taxes and certain non-routine expenses) as follows:

FUND                                                   NEW EXPENSE
                                                       LIMITATION        EXPIRATION
                                                       ----------------- -----------------
Schwab Short-Term Bond Market Fund                     55 bp             11/15/04
                                                       ----------------- -----------------
Schwab Total Bond Market Fund                          55 bp             11/15/04
                                                       ----------------- -----------------
Schwab Short/Intermediate Tax-Free Bond Fund           65 bp             11/15/04
                                                       ----------------- -----------------
Schwab Long-Term Tax-Free Bond Fund                    65 bp             11/15/04
                                                       ----------------- -----------------
Schwab California Short/Intermediate Tax-Free          65 bp             11/15/04
Bond Fund
                                                       ----------------- -----------------
Schwab GNMA Fund
                                                       ----------------- -----------------
Investor Shares                                        74 bp             11/15/04
                                                       ----------------- -----------------
Select Shares                                          55 bp             11/15/04
                                                       ----------------- -----------------


Sincerely,



/s/ Stephen B. Ward                              /s/ Kim Laughton
----------------------------                     -------------------------------
Stephen B. Ward,                                 Kim Laughton
Senior Vice President                            Vice President
and Chief Investment Officer,                    AMPS Development & Distribution
Charles Schwab Investment Management, Inc.